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                                  TENNECO INC.
                  $830 MILLION SENIOR SECURED CREDIT FACILITIES

                         Summary of Terms and Conditions

                                February __, 2007

          Tenneco Inc., a Delaware corporation (the "Borrower"), intends to refinance (the "Refinancing") all amounts outstanding under its Credit Agreement dated as of December 12, 2003, as amended (the "Existing Credit Agreement"), for which JPMorgan Chase Bank, N.A. acts as Administrative Agent. The Borrower will require $830 million of senior secured credit facilities (the "Credit Facilities") in order to finance the Refinancing and for general corporate purposes (the Refinancing, the entering into the Credit Facilities and the use of proceeds of the Credit Facilities are collectively referred to as the "Transaction"). Following is a description of certain of the terms and conditions of the Credit Facilities:

I.   Parties

Borrower:                      Tenneco Inc. (the "Borrower").

Guarantors:                    Each (other than mutually agreed exceptions,
                               including for immaterial subsidiaries) of the Borrower's direct and indirect domestic subsidiaries (subsidiaries defined as greater than 80% direct or indirect ownership by the Borrower) (the "Guarantors"; the Borrower and the
                               Guarantors, collectively, the "Loan Parties").

Joint Lead Arrangers
and Joint Book-Runners:        J.P. Morgan Securities Inc. and Deutsche Bank
                               Securities Inc. (in such capacities, the "Arrangers").

Administrative Agent:          JPMorgan Chase Bank, N.A. ("JPMCB" and, in such
                               capacity, the "Administrative Agent").

Lenders: A syndicate of banks, financial institutions and other entities, including JPMCB, arranged by the Arrangers and reasonably acceptable to the Borrower (collectively, the "Lenders").

II.  Types and Amounts of Credit Facilities

     1. Tranche A Term Facility

Type and Amount of Facility:   Five-year term loan facility (the "Tranche A Term
                               Facility") in the amount of $100 million (the loans thereunder, the "Tranche A Term Loans").

Availability:                  The Tranche A Term Loans shall be made in a
                               single drawing on the Closing Date (as defined below).



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                                                                               2

Amortization:                  The Tranche A Term Loans shall be repayable in
                               equal quarterly installments in each year below an aggregate amount for such year equal to the percentage set forth opposite such year of the aggregate principal amount of the Tranche A Term
                               Loans funded on the Closing Date:

                                   Year                         Percentage
                                   ----                         ----------

                                     1                               0%
                                     2                               0
                                     3                              15
                                     4                              40
                                     5                              45



                               The final installment of the Tranche A Term
                               Facility shall be due on the fifth anniversary of the Closing Date.

Purpose: The proceeds of the Tranche A Term Loans shall be used to finance the Refinancing, to pay fees and expenses relating to the Transaction and for general corporate purposes.

     2. Tranche B Term Facility

Type and Amount of Facility:   Seven-year term loan facility (the "Tranche B
                               Term Facility"; together with the Tranche A Term
                               Facility, the "Term Facilities") in the amount of $177.5 million (the loans thereunder, the "Tranche B Term Loans"; together with the Tranche
                               A Term Loans, the "Term Loans").

Availability:                  The Tranche B Term Loans shall be made in a
                               single drawing on the Closing Date.

Amortization:                  The Tranche B Term Loans shall be repayable in
                               consecutive equal quarterly installments in an amount equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans funded on the Closing Date during the first six years and nine months after the Funding Date, with the balance being payable in a final installment on the seventh anniversary of the Closing Date.

Purpose: The proceeds of the Tranche B Term Loans shall be used to finance the Refinancing, to pay fees and expenses relating to the Transaction and for general corporate purposes.



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                                                                               3

     3. Letter of Credit Facility

Type and Amount of Facility:   A seven-year letter of credit facility (the
                               "Tranche B L/C Facility") in an amount equal to $177.5 million (the letters of credit thereunder, the "Tranche B L/Cs"). Letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date may be deemed to be Tranche B L/Cs.

Availability:                  The Tranche B L/Cs will be issued by JPMCB or one
                               or more other Lenders requested by the Borrower and to be reasonably acceptable to the Administrative Agent (in such capacity, the "Tranche B L/C Issuing Lender"). No Tranche B L/C shall have an expiration date after the earlier of (a) one year after the date of issuance and
                               (b) five business days prior to the seventh anniversary of the Closing Date, provided that any Tranche B L/C with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

Participations:                On and after the Closing Date, the participants
                               in the Tranche B L/C Facility (the "Tranche B L/C
                               Participants") shall acquire an undivided interest in all rights and obligations of the Tranche B L/C Issuing Lender in the Tranche B
                               L/Cs (the amount thereof being referred to as such Participant's "Tranche B L/C
                               Participation").

                               On the Closing Date, each Tranche B L/C
                               Participant shall deposit with the Administrative Agent an amount equal to such Participant's Tranche B L/C Participation (its "Tranche B L/C Funded Amount"). The Administrative Agent shall invest the Tranche B L/C Funded Amounts in time deposits (the "Tranche B L/C Credit-Linked Deposit") earning a rate equal to a benchmark eurodollar rate minus a customary percentage to be determined based on market conditions on the Closing Date. The sole funding obligation of each Tranche B L/C Participant shall be satisfied upon funding of its Tranche B L/C Funded Amount. The Tranche B L/C Participants shall have no right to withdraw their Tranche B L/C Funded Amounts. The Borrower shall not have any right, title or interest in the Tranche B L/C Credit-Linked Deposit.

                               If a draft is paid under a Tranche B L/C for which the Tranche B L/C Issuing Lender is not reimbursed in full by the Borrower, each Tranche B L/C Participant's ratable share of the Tranche B L/C Funded Amounts shall automatically be applied in satisfaction of such reimbursement obligation.


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                               Tranche B L/Cs will be available at any time on
                               and after the Closing Date and prior to the earlier to occur of (x) the Early Maturity Date (as defined below), if any, and (y) the seventh anniversary of the Closing Date, in an aggregate amount outstanding at any time not greater than the Tranche B L/C Credit-Linked Deposit.

Revolving Loans:               The Tranche B L/C Facility will be available for
                               the making of revolving loans on substantially the terms set forth in the Existing Credit
                               Agreement.

Purpose: The Tranche B L/C Facility shall be used to finance the Refinancing, to pay fees and expenses relating to the transaction for general corporate purposes of the Borrower and its subsidiaries.

     4. Revolving Facility

Type and Amount of Facility:   Five-year revolving credit facility (the
                               "Revolving Facility"; together with the Term
                               Facility and the Tranche B L/C Facility, the
                               "Credit Facilities") in the amount of up to $375 million (the loans thereunder, the "Revolving
                               Loans").

Increase in Revolving
Facility:                      After the Closing Date, the Borrower may, from
                               time to time when no default or event of default is in existence, request Lenders under the Revolving Facility and/or, with the approval of the Administrative Agent (which shall not be unreasonably withheld), other entities, to provide additional commitments to the Revolving
                               Facility so long as the aggregate amount of commitments under the Revolving Facility after the Closing Date does not exceed $450 million. If such additional commitments are provided, the Revolving Facility shall be increased by the amount of such commitments. Such additional commitments shall not result in a mandatory prepayment of the Term Loans or reduction of the Tranche B L/C Facility.

Availability:                  The Revolving Facility shall be available on a
                               revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the "Revolving Termination
                               Date").

Letters of Credit:             Up to $100 million of the Revolving Facility
                               shall be available for the issuance of letters of credit (the "Revolving L/Cs"; together with the Tranche B L/Cs, the "Letters of Credit") by JPMCB and other Lenders requested by the Borrower and reasonably acceptable to the Administrative Agent which agree to act as issuer (in such capacity, collectively, the


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                                                                               5

                               "Revolving L/C Issuing Lender"). No Revolving L/C shall have an expiration date after the earlier of (a) one year after the date of issuance and
                               (b) five business days prior to the Revolving Termination Date, provided that any Revolving L/C with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

                               Drawings under any Revolving L/C shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Loans) no later than the business day following notification by the Revolving L/C Issuing Lender of the applicable drawing dates. The Borrower shall be deemed to have requested a borrowing of Revolving Loans in the amount of each such drawing, and the proceeds of such Revolving Loans shall be used to reimburse the Revolving L/C Issuing Lenders. To the extent that the Borrower does not so reimburse the Revolving L/C Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

                               Letters of Credit shall be deemed to be first Tranche B L/Cs to the extent of availability under the Tranche B L/C Facility and second Revolving L/Cs.

Swingline Loans:               A portion of the Revolving Facility not in excess
                               of $50 million shall be available for swingline loans (the "Swingline Loans") from JPMCB (in such capacity, the "Swingline Lender") on same-day notice. Any such Swingline Loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swingline Loan.

Maturity:                      The Revolving Termination Date.

Purpose: The proceeds of the Revolving Loans shall be used for general corporate purposes of the Borrower and its subsidiaries.

     5. Other Increases in Credit Facilities

Pre-Closing Increase:          Prior to the Closing Date, the Borrower may
                               request the Arrangers to seek additional commitments (i.e., in excess of $475 million in the aggregate) for the Revolving Facility and the Tranche A Term Facility (ratably as between such
                               Credit Facilities). The Tranche B Term Facility and the Tranche B


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                                                                               6

                               L/C Facility will be reduced ratably by the accepted amount of such additional commitments.

Incremental Facilities:        The Credit Documentation (as defined below) will
                               permit the Borrower to increase the Tranche B
                               Term Facility or the Tranche B L/C Facility or add one or more incremental loan facilities to the Credit Facilities (each, an "Incremental
                               Facility") in an aggregate amount of up to $275,000,000; provided that (i) no Lender will be required to participate in any such Incremental
                               Facility, (ii) no event of default or default exists or would exist after giving effect thereto, (iii) on a pro forma basis on the date of incurrence and for the most recent determination period, after giving effect to such Incremental Facility and other customary and appropriate pro forma adjustments events, the Senior Secured Leverage Ratio (the ratio of (x) the sum of total outstanding debt under the Credit Facilities and the Second Lien Notes to
                               (y) EBITDA) is less than 2.5x, (iv) the maturity date of any such Incremental Facility shall be no earlier than the maturity date of the Tranche B
                               Term Facility of the Tranche B L/C Facility, as applicable, and the weighted average life of any such Incremental Facility shall not be less than the remaining average life of the Tranche B Term
                               Facility or the Tranche B L/C Facility, as applicable, (v) the interest rates applicable to any Incremental Facility shall be subject to a "most favored nation" clause to be agreed upon by the Borrower and the Administrative Agent, (vi) any Incremental Facility shall be on terms and pursuant to documentation mutually acceptable to the Borrower, the lenders under such Incremental
                               Facility and the Administrative Agent, provided that, to the extent such terms and documentation are not consistent in any material respect with the Tranche B Term Facility or the Tranche B L/C
                               Facility, as applicable (except to the extent permitted by clause (iv) or (v) above), they shall be reasonably satisfactory to the Administrative Agent and (vii) the net cash proceeds of any such Incremental Facility shall be used to redeem/purchase the Second Lien Notes or to finance permitted acquisitions.

III.   Certain Payment Provisions

Fees and Interest Rates:       As set forth on Annex I.

Optional Prepayments and
Commitment Reductions:         Loans may be prepaid and commitments may be
                               reduced by the Borrower at any time without premium or penalty (other than breakage costs) in minimum amounts set forth in the Existing Credit
                               Agreement. Optional prepayments of the


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                                                                               7

                               Term Loans shall be applied to the installments thereof in direct order of maturity and may not be reborrowed. The Tranche B L/C Facility may be reduced at the option of the Borrower from time to time in minimum amounts to be agreed upon (and a corresponding amount of the Tranche B L/C Credit-Linked Deposit shall be returned to the Tranche B L/C Participants).

Mandatory Prepayments:         The following amounts shall be applied first to
                               prepay the Term Loans and second to reduce the Tranche B L/C Facility:

                               (a) 100% (subject to reduction to (i) 75% if the Consolidated Leverage Ratio (the ratio of (x) the total outstanding debt to (y) EBITDA) is less than 3.0x and (ii) 50% if the Consolidated Leverage Ratio is less than 2.5x) of the net cash proceeds of the incurrence of certain indebtedness (excluding (i) proceeds of a Permitted Receivables Financing described below,
                               (ii) permitted indebtedness issued to refinance the Subordinated Notes or the Second-Lien Notes and (iii) other permitted Indebtedness) after the Closing Date by the Borrower or any of its subsidiaries;

                               (b) 100% (subject to reduction to 50% if the Borrower's corporate family rating is at least Baa3 ("Moody's") or BBB- S&P)) of the net cash proceeds of any sale or other disposition (including as a result of casualty or condemnation or sale/leaseback) by the Borrower or any of its subsidiaries of any assets after the Closing Date (except for (i) the sale of inventory in the ordinary course of business and
                               (ii) other exceptions (including reinvestment and including in respect of casualty/condemnation) consistent with the existing Credit Agreement); and

                               (c) 50% (subject to reduction to 0% if the Senior Secured Leverage Ratio is less than or equal to 2.5x) of excess cash flow (to be defined in a manner consistent with the Existing Credit Agreement) for each fiscal year of the Borrower (commencing with the 2008 fiscal year).

                               All such amounts shall be applied first to the prepayment of the Term Loans and second to reduce the Tranche B L/C Facility. Each such prepayment of the Term Loans shall be applied ratably to the Tranche A Term Loans and the Tranche B Term Loans to the respective installments thereof in direct order of maturity and may not be reborrowed. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans shall have the right to refuse all or any portion of any

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                                                                               8

                               such prepayment allocable to it, and the amounts so refused will be applied to prepay the Tranche A Term Loans. If the Tranche B L/Cs are cash collateralized by the Borrower, a portion of the Tranche B L/C Funded Amounts equal to the amount of such cash collateral shall be withdrawn from the Tranche B L/C Credit-Linked Deposit and returned to the Tranche B L/C Participants.

                               In the event that (i) the Borrower's 10-1/4%
                               Senior Secured Notes due June 2013 (the "Second Lien Notes") have not been refinanced or extended prior to December 15, 2012 to a date not earlier than September 30, 2014, all outstanding Tranche B Term Loans shall mature and the Tranche B L/C Facility shall terminate, in each case on December 15, 2012 and (ii) the Second Lien Notes have been refinanced or extended to a date prior to September 30, 2014, all outstanding Tranche B Term Loans shall mature and the Tranche B L/C Facility shall terminate, in each case on the date which is six months prior to the date to which the Second Lien Notes have been refinanced or extended (the earlier of the dates described in clauses (i) and (ii), the "Early Maturity Date").


IV.  Collateral                The obligations of each Loan Party in respect of
                               the Credit Facilities and any interest rate and other hedging arrangements entered into with a Lender or an affiliate thereof (collectively, the "Secured Obligations") shall be secured by a perfected first priority security interest (to the extent required by the Existing Credit
                               Agreement) in substantially all of the assets
                               (including, without limitation, intellectual property, owned real property, and capital stock) of the Loan Parties (subject to exclusions consistent with the Existing Credit Agreement and a 65% limitation on the capital stock of each of the Borrower's direct and indirect first-tier foreign subsidiaries(with no pledge of the capital stock of other foreign subsidiaries)).

V.   Certain Conditions

Conditions to the
Closing Date:                  The initial funding of the Credit Facilities
                               shall be conditioned upon fulfillment of, among other things, the following conditions precedent
                               (the date upon which all such conditions precedent shall be satisfied, the "Closing Date") on or before March 31, 2007:

                               (a) The Borrower shall have executed and delivered definitive financing documentation with respect to the Credit Facilities

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                                                                               9

                               (the "Credit Documentation") that is reasonably satisfactory to the Lenders. It is expected that the Credit Documentation will consist of an amendment and restatement of the Existing Credit Agreement and related documentation and be substantially similar to the Existing Credit Agreement and related documentation with such changes as the Borrower and the Lenders may agree upon, including the changes set forth in this Term Sheet and the changes set forth in Annex II.

                               (b) The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid by the Closing Date, and all reasonable expenses of the Administrative Agent and the Arrangers for which invoices have been presented, on or before the Closing Date.

                               (c) The Administrative Agent shall have received the results of a recent lien search in the state of organization of each of the Loan Parties (including bring-downs of recent searches), and such search shall reveal no outstanding or effective liens on any of the assets of the Loan Parties except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                               (d) The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available. Delivery of financial statements included in the Borrower's filings described below with the SEC shall satisfy the requirement for such financial statements.

                               (e) The Lenders shall have received projections of the Borrower and its subsidiaries for each year through 2009.

                               (f) All material governmental and third party approvals necessary in connection with the Transaction, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect.

                               (g) The Lenders shall have received the legal opinions in form and substance reasonably satisfactory to the Administrative

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                                                                              10

                               Agent, such documents and other instruments relating to the collateral as they may reasonably request in connection with the perfection of the security interest in the collateral.

Conditions to all Borrowings:  The making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a "material adverse change" shall mean any event or change in circumstance that would reasonably be expected to have a material adverse effect on (a) the Transaction, or (b) the business, property, operations, or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole.

VI.  Certain Documentation Matters

                               The Credit Documentation shall contain
                               representations, warranties, covenants and events of default substantially similar to the Existing Credit Agreement and other terms deemed appropriate by the Borrower and the Lenders, including, without limitation:

Representations and
Warranties:                    Substantially similar to the Existing Credit
                               Agreement, including financial statements; no material undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority;
                               enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes;
                               Federal Reserve regulations; ERISA; Investment
                               Company Act; subsidiaries; use of proceeds;
                               environmental matters; solvency; labor matters;
                               accuracy of disclosure; creation and perfection of security interests; and seniority of debt and lien priority.

Affirmative Covenants:         Substantially similar to the Existing Credit
                               Agreement, including delivery of annual and quarterly financial statements, reports, accountants' certificates, officers' certificates, amendments to Subordinated Notes and Second Lien Notes and other information reasonably requested by the Lenders; annual projections (if Consolidated Leverage Ratio exceeds 3.5x); payment of taxes; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations;
                               maintenance of property and insurance;
                               maintenance of books

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                                                                              11

                               and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; and further assurances (including, without limitation, with respect to security interests in after-acquired property).

Financial Covenants:           Minimum interest coverage (i.e., EBITDA/interest
                               expense) of 2.10x at closing, subject to step ups to be determined.

                               Maximum Consolidated Net Leverage Ratio (i.e.,
                               (x) total debt less the lesser of (i) aggregate unrestricted cash in excess of $50 million and
                               (ii) $150 million to (y) EBITDA) of 4.25x at closing subject to step downs to be determined.

                               The definitions of terms used in the financial covenants will be substantially similar to the Existing Credit Agreement.

                               The Credit Documentation will permit addbacks to EBITDA of cash restructuring charges and related expenses associated with restructurings by the Borrower and its subsidiaries, provided that the aggregate amount of such cash restructuring charges after the Closing Date shall not exceed $60 million. In addition, up to $10 million of customer acquisition costs may be added back to EBITDA in each fiscal year (beginning 2007).

Negative Covenants:            Substantially similar to the Existing Credit
                               Agreement, including limitations (with mutually agreed exceptions and baskets) on: indebtedness, including guarantee obligation; liens; mergers, consolidations, liquidations and dissolutions;
                               sales of assets; dividends and other payments in respect of capital stock; investments, loans and advances; optional payments and modifications of Subordinated Notes and Second Lien Notes;
                               transactions with non-consolidated affiliates;
                               sale and leasebacks; changes in fiscal year;
                               negative pledge clauses; and changes in lines of business.

                               The principal revisions to the Existing Credit Agreement and related documents not set forth in this Term Sheet are set forth on Annex II.

Events of Default:             Substantially similar to the Existing Credit
                               Agreement, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period of five days;
                               material inaccuracy of representations and warranties when given; violation of covenants
                               (subject, in the case of certain affirmative covenants, to a grace period of 30 days after notice); cross-default to indebtedness aggregating more


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                                                                              12

                               than $50 million; bankruptcy events; certain
                               ERISA events; material judgments aggregating more than $75 million; actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest (unless, in the case of security interests, involving a de minimis amount not exceeding $5 million); and a change of control.

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Term Loans, Revolving Loans, Tranche B L/C Facility, participations in Revolving Letters of Credit and unused commitments under the Revolving Facility (the "Required Lenders"), except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any scheduled due date thereof and
                               (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and
                               (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral other than in connection with any sales or financing otherwise permitted under the Credit Documentation. Additional tranches may be added under the Credit Documentation with the consent of the Required Lenders; provided that the consent of the Required Lenders shall not be required in connection with any Incremental Facility. Lenders which are in default of their funding obligations shall not be entitled to vote and shall be disregarded in voting calculations. The Borrower shall be entitled to replace any Lender (with a Lender or another lender reasonably satisfactory to the Administrative Agent) which has not approved any amendment or waiver requiring the consent of all of the Lenders as long as Lenders holding not less than 66-2/3% of the aggregate amount of the Term Loans, Revolving Loans, Tranche B L/C Facility, participations in Revolving Letters of Credit and unused commitments under the Revolving Facility shall have approved such amendment or waiver.

Assignments and
Participations:                The Lenders shall be permitted to assign and sell
                               participations in their Loans, participations in Tranche B L/Cs and commitments, subject, in the case of assignments (other than to another Lender or to an affiliate of a Lender), to the consent of the Administrative Agent and the Borrower
                               (which consent in each case shall not be unreasonably withheld and shall not be required from the Borrower during a payment or bankruptcy Event of Default), provided that no Lender may assign its commitments under the Revolving Facility (other than to an affiliate of such Lender or, with the consent of the Administrative Agent not to be unreasonably withheld, to another Lender then holding commitments under the Revolving Facility) without the consent of the Administrative Agent, the Issuing Lender, the Swingline Lender and the
                               Borrower (which consent in each case shall not be unreasonably withheld and shall not be required from the Borrower during a payment or bankruptcy
                               Event of Default). Non-pro rata assignments shall be permitted. In the case of partial assignments
                               (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000 ($1,000,000 in the case of Term
                               Loans and Tranche B L/C Participations), and, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least $5,000,000 ($1,000,000 in the case of Term
                               Loans and Tranche B L/C Participations), in each case unless otherwise agreed by the Borrower and the Administrative Agent. Participants shall have the same (but no greater) benefits as the Lenders with respect to yield protection and increased cost provisions. Participants may only vote on matters on which the consent of all Lenders is required. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facilities only upon request.

Yield Protection:              The Credit Documentation shall contain customary
                               provisions substantially similar to the Existing
                               Credit Agreement (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law, statutory reserve requirements for eurocurrency liabilities and from the imposition of or changes in withholding or other taxes (other than in the rate of income taxes applicable to each Lender in its applicable lending office) and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:  The Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative
                               Agent and the Arrangers associated with the syndication of the Credit Facilities and the preparation, execution, and delivery of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

                               The Administrative Agent, the Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party.

Governing Law and Forum:       State of New York.

Counsel to the
Administrative Agent
and the Arrangers:             Simpson Thacher & Bartlett LLP.

                                                                         ANNEX I

                            Interest and Certain Fees


Interest Rate Options:         The Borrower may elect that the Loans comprising
                               each borrowing bear interest at a rate per annum equal to:

                                      - the ABR plus the Applicable Margin; or

                                      - the Eurodollar Rate plus the Applicable
                                        Margin;

                               provided, that all Swingline Loans shall bear interest based upon the ABR.

                               As used herein:

                               "ABR" means the higher of (i) the rate of interest publicly announced by JPMCB as its prime rate in effect at its principal office in New York City (the "Prime Rate"), and (ii) the federal funds effective rate from time to time plus 0.5%.

                               "Applicable Margin" has the following meaning:

                                                         Eurodollar      ABR
                                                           Loans        Loans
                                                           -----        -----
                               Revolving Loans              1.50%        0.50%
                               Tranche A Term Loans         1.50         0.50
                               Tranche B Term Loans         1.75         0.75
                               Tranche B L/C Facility       1.75         0.75

                               The foregoing margins for Revolving Loans and Tranche A Term Loans shall be subject to adjustment after the fiscal quarter in which the Closing Date occurs as determined in accordance with the pricing grid ("Pricing Grid") attached hereto as Annex I-A and provided that no event of default has occurred and is continuing.

                               "Eurodollar Rate" means the rate for eurodollar deposits for a period equal to one or two weeks or one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Dow Jones Markets screen.

Interest Payment Dates:        In the case of Loans bearing interest based upon
                               the ABR ("ABR Loans"), quarterly in arrears.

                               In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:               The Borrower shall pay a commitment fee
                               calculated at the rate per annum determined in accordance with the Pricing Grid on the average daily unused portion of the Credit Facilities, payable quarterly in arrears and accruing from the Closing Date. Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility. Outstanding Revolving L/Cs will be treated as utilization of the Revolving
                               Facility for purposes of commitment fee
                               calculations.

Letter of Credit Fees:         Earnings on the Tranche B L/C Credit-Linked
                               Deposit shall be distributed monthly in arrears to the Tranche B L/C Participants. The Borrower shall pay to the Tranche B L/C Participants (a) the amount by which such earnings are less than the amount that would have been earned had the Tranche B L/C Funded Amounts earned the applicable eurodollar rate for the relevant period and (b) any breakage costs arising out of the release of the Tranche B L/C Funded Amounts other than on the last day of the relevant interest period for the related deposit.

                               The Borrower shall pay a fee on all outstanding Tranche B L/Cs at a per annum rate equal to the Applicable Margin with respect to Tranche B Term Loans which are Eurodollar Loans on the undrawn face amount of each such Tranche B L/C. The Borrower shall pay a fee on all outstanding Revolving L/Cs at a per annum rate equal to the Applicable Margin then in effect with respect to Revolving Loans which are Eurodollar Loans on the undrawn face amount of each such Revolving L/C. Such fee shall be shared ratably among the Lenders participating in such Letter of Credit and shall be payable quarterly in arrears.

Fronting Fees:                 A fronting fee equal to an amount to be agreed
                               upon by the Issuing Lender and the Borrower per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the relevant Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to each Issuing Lender for its own account.

Default Rate:                  Overdue principal and reimbursement obligations
                               shall bear interest at 2% above the rate otherwise applicable thereto.

                               Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:            All per annum rates shall be calculated on the
                               basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                  Pricing Grid




                         REVOLVING FACILITY AND TRANCHE
                                A TERM FACILITY

                                                          EURODOLLAR   COMMITMENT
    CONSOLIDATED NET LEVERAGE RATIO          ABR LOANS      LOANS          FEE
-----------------------------------------    ---------    ----------    ----------
greater than or equal to 4.00 to 1.0.....       1.00%        2.00%         .500%
greater than or equal to 3.50 to 1.0.....       0.75         1.75          .375
greater than or equal to 2.50 to 1.0.....       0.50         1.50          .350
less than or equal to 2.5 to 1.0.........       0.25         1.25          .300

                                                                        ANNEX II

FINANCIAL COVENANTS

     - Delete Fixed Charge Coverage Ratio Covenant (Section 7.1(c)).

     - Delete Capital Expenditure Covenant (Section 7.7).

INDEBTEDNESS

     - Increase general guarantee basket from $90 million to $100 million at any time (Section 7.2(c)).

     - Increase basket for purchase money/capital lease/acquired Indebtedness from $75 million to $125 million at any time (Section 7.2(e)).

     - Increase basket for Foreign Subsidiary Indebtedness from $100 million to $150 million at any time (Section 7.2(h)).

     - Increase general Indebtedness basket from $50 million to $150 million at any time (Section 7.2(j)).

     - Create new exception to Indebtedness covenant permitting new unsecured indebtedness of up to $200 million of Foreign Subsidiaries if the proceeds are used to redeem/prepay Second Lien Notes.

     - Amend the Indebtedness covenant (Section 7.2) to clarify that notional cash pooling arrangements by Foreign Subsidiaries are permitted.

     - Amend the Indebtedness covenant (Section 7.2) to permit the Borrower to guarantee on an unsecured basis all obligations of its subsidiaries.

LIENS

     - Increase basket for Liens securing judgments and contingent obligations relating to judgment appeal or other bonds from $15 million to $50 million at any time (Section 7.3(k)).

     - Increase general Lien basket from $50 million to $100 million (Section 7.3(n)).

     - Add an exception permitting cash collateral up to an amount to be agreed upon to secure obligations to issuing banks in respect of banker's acceptances issued through Joint Ventures in China.

INVESTMENTS

     - Increase Joint Venture investment basket from $75 million per year to $125 million per year (Section 7.8(g)).

     - Add a general acquisition basket permitting acquisitions in an aggregate amount of the sum of (i) $250 million, (ii) the net cash proceeds of qualified equity of the Borrower issued after the Closing Date and
       (iii) the portion of annual Excess Cash Flow (beginning with Excess
       Cash Flow for fiscal year 2007) not required to be applied to payment of the Credit Facilities and not used for other purposes. In addition, the Borrower and its Subsidiaries may make other acquisitions as long as, after giving effect thereto, the pro forma Consolidated Net Leverage Ratio would be less than 3.0x (and in connection therewith the Borrower may utilize any remaining portion of the basket described in the preceding sentence to the extent the pro forma Consolidated Net Leverage Ratio would equal or exceed 3.0x).

     - Increase the general investment basket from $50 million to $100 million (Section 7.8(j)).

RESTRICTED PAYMENTS

     - Replace restricted payment baskets/permitting purchase of employee stock of up to $10 million at any time and a general dividend basket of $15 million per year (Section 7.6(b) and (c)) with the following:

          General basket of $20 million per year; provided that (i) such basket shall increase to $30 million per year if, after giving effect to a restricted payment, the pro forma Consolidated Leverage Ratio would be less than 3.25x and (iii) such basket may be further increased to a cumulative basket of the sum of $100 million plus 50% of Consolidated Net Income accruing from the Closing Date if, after giving effect to a restricted payment, the pro forma Consolidated Leverage Ratio would be less than 2.50x. No such restricted payment may be made during a default or event of default other than restricted payments required pursuant to contractual obligations to purchase capital stock or options of the Borrower from officers or employees or former officers or employees.

     - Amend the restricted payments covenant (Section 7.6) to add an exception which permits the Borrower to pay personal payroll taxes of employees in respect of vested restricted shares of the Borrower's stock.

ASSET SALES

     - Increase general asset sale basket from 10% of Consolidated Total Assets to 25% of Consolidated Total Assets. Decrease minimum cash portion of purchase price under general asset sale basket from 80% to 75% (Section 7.5(g)).

SALE/LEASEBACKS

     - Amend the sale/leaseback covenant (Section 7.11) to exclude from the restrictions of the covenant transactions with leases of one year or less following the sale.

REDEMPTION OF SUBORDINATED NOTES AND SECOND LIEN NOTES

     - Permit redemption/payment of the Second Lien Notes and the Subordinated Notes in an amount equal to the sum of (i) the net cash proceeds of equity issued by the Borrower after the Closing Date plus (ii) the portion of annual Excess Cash Flow (beginning with Excess Cash Flow for fiscal year 2007) not required to be applied to payment of the Credit Facilities and which is not used for other purposes, provided that the amount of the Subordinated Notes and the aggregate amount of the Second Lien Notes and the Subordinated Notes that may be redeemed/purchased pursuant to this exception is capped as follows based on the pro forma Consolidated Leverage Ratio after giving effect to such redemption/purchase:


       PF Consolidated                      Subordinated Notes          Aggregate
       Leverage Ratio                         Maximum Amount         Maximum Amount
       ---------------                      ------------------       --------------
       greater than or equal to  3.0x           $50 million            $150 million

       greater than or equal to  2.5x           100 million             300 million

       less than  2.5x                          125 million             375 million

       In addition, the Second Lien Notes may be redeemed/purchased with (i) the net cash proceeds of Incremental Facilities, (ii) the net cash proceeds of new senior or subordinated unsecured Indebtedness of the Borrower (which Indebtedness may be guaranteed by the other Loan Parties on a senior or subordinated basis, as applicable, (iii) proceeds of Revolving Credit Loans and (iv) cash generated by the operations of the Borrower.

       For the avoidance of doubt, the Subordinated Notes may only be redeemed/paid (i) as set forth above based on the pro forma Consolidated Leverage Ratio or (ii) from the net cash proceeds of Permitted Refinancing Indebtedness or new common equity issued by the Borrower, as provided in the Existing Credit Agreement.

     - Amend Sections 7.9 and 7.15 to clarify that permitted redemptions/payments of the Subordinated Notes and the Second Lien Notes may be made within 30 days following receipt of permitted refinancing proceeds rather than substantially concurrently with the receipt of such proceeds.

EVENTS OF DEFAULT

     - Amend Section 8(f) and other relevant provisions to provide that a bankruptcy or similar proceeding with respect to a subsidiary of the Borrower that has de minimus assets and liabilities is not a default or event of default.

DEFINITIONS

     - Amend the definition of "Indebtedness" to exclude from the definition banker's acceptances issued through Joint Ventures in China up to an amount to be agreed upon. (Section 1.1)

     - Amend the definition of "Asset Sale" to clarify that the sale of post-dated checks in accordance with past practices of the Borrower in China is excluded from such definition. (Section 1.1)

     - Amend the definition of "Consolidated Interest Expense" to refer to interest expense to the extent paid in cash (Section 1.1)

MISCELLANEOUS

     - Extend the commitment fee payment date from the first Business Day to the second Business Day following the end of a calendar quarter (Section 2.10(a))

     - Amend the definition of "Interest Payment Date" to extend payment date for payment of ABR loans from the first Business Day to the second Business Day following the end of a calendar quarter. (Section 1.1)

     - Amend the definition of "Interest Payment Date" to extend the payment date for payment of the Tranche B L/C Facility from the second Business Day to the third Business Day following the end of a calendar quarter. (Section 1.1)

     - Revise certain notice deadlines for funding.

     - Add a waiver of covenant violations/potential covenant violations occurring under the Existing Credit Agreement prior to the Closing Date.

COLLATERAL

     - Amend the definition of "Cash Management Obligations" set forth in the guaranty and security documents to provide up to $15 million of collateral and guaranty coverage for all working capital and long term credit agreements, credit facilities supporting letters of credit and/or bank issued guarantees and foreign exchange lines of credit provided by any Lender (or any Affiliate of a Lender) to the Borrower or any of its Subsidiaries (with the result that such loans will be secured on a pari passu basis with the Credit Facilities).